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                                                                 Exhibit (d)(21)

                        INVESTMENT SUB-ADVISORY AGREEMENT

     THIS INVESTMENT SUB-ADVISORY AGREEMENT ("Agreement"), made this 29th day of June, 2005, by and between Roszel Advisors, LLC, a Delaware limited liability company (the "Adviser"), and Marsico Capital Management, LLC, a Delaware limited liability company (the "Sub-Adviser").

     Adviser and Sub-Adviser agree as follows:

1. Adviser hereby engages the services of the Sub-Adviser in connection with Adviser's management of the Roszel/Marsico Large Cap CORE Portfolio (the "Portfolio") of MLIG Variable Insurance Trust (the "Trust"). Pursuant to this Agreement and subject to the oversight and supervision by Adviser and the officers and the board of trustees of the Trust, Sub-Adviser shall manage the investment and reinvestment of the assets of the Roszel/ Marsico Large Cap CORE Portfolio that the Adviser shall, from time to time, direct.

2. Sub-Adviser hereby accepts appointment by Adviser in the foregoing capacity and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

3. In particular, Sub-Adviser shall furnish continuously an investment program for the Portfolio and shall determine from time to time in its discretion the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio shall be held in various securities, cash or other investments. Sub-Adviser may give standing instructions to the Portfolio's custodian to automatically invest any uninvested cash assets of the Portfolio in particular cash equivalent investments on a daily basis. In this connection, Sub-Adviser shall provide Adviser and the officers and trustees of the Trust with such reports and documentation as the latter shall reasonably request regarding Sub-Adviser's management of the Portfolio assets.

4. Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (a) the Portfolio's investment objective, policies and restrictions as set forth in the Trust's current registration statement, (b) such policies or directives as the Trust's trustees may from time to time establish or issue and communicate to the Sub-Adviser in writing, and (c) applicable law and related regulations. Adviser shall promptly notify Sub-Adviser in writing of changes to (a) or (b) above and shall notify Sub-Adviser in writing of changes to (c) above promptly after it becomes aware of such changes.

     In particular, the Sub-Adviser shall be responsible to ensure that the
Portfolio: (a) complies with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, (the "Code") and regulations issued thereunder as these apply to separate accounts through which variable life insurance contracts and variable annuity contracts are issued, and (b) continuously qualities as a regulated investment company under Sub-Chapter M of the Code.

     Sub-Adviser shall not consult with sub-advisers of other investment portfolios of the Trust, concerning transactions in portfolio securities or other portfolio investments of the Portfolio.

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     Sub-Adviser does not warrant that the investment performance or holdings of the Portfolio will match the performance or holdings of an index or benchmark or any other portfolio managed by Sub-Adviser. The performance and holdings of the Portfolio may differ substantially from those of other portfolios managed by Sub-Adviser. Adviser and the Trust may represent in disclosure documents (to the extent consistent with specific disclosure language agreed upon by the Sub-Adviser) that the Sub-Adviser will manage the Portfolio in the Sub-Adviser's diversified growth style. Adviser and the Trust will not represent, however, that the Sub-Adviser will manage the Portfolio identically with or similarly to any other particular portfolio managed by Sub-Adviser.

5. Sub-Adviser shall take all actions which it considers necessary to implement the investment policies of the Portfolio as these relate to the Portfolio, and in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio with brokers or dealers selected by it, and to that end, Sub-Adviser is authorized as the agent of the Trust to give instructions to the Trust's custodian as to deliveries of securities or other investments and payments of cash for the account of the Portfolio. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Portfolio, except where Adviser or the Trust instruct Sub-Adviser to place orders with a particular broker or dealer, Sub-Adviser is directed at all times to seek to obtain best execution within the policy guidelines determined by the Trust's board of trustees and set forth in the Trust's current registration statement, and Sub-Adviser's applicable policies and procedures.

     As currently permitted by the policy and guidelines set forth in the Trust's current registration statement and as authorized by Section 28(e) of the Securities Exchange Act of 1934, Sub-Adviser is authorized to consider, in the selection of brokers and dealers to execute portfolio transactions, not only the available prices and rates of brokerage commissions, but also other relevant factors which may include, without limitation: (a) the execution capabilities of such brokers and dealers, (b) research, custody and other services provided by such brokers and dealers which the Sub-Adviser believes will enhance its general portfolio management capabilities, (c) the size of the transaction, (d) the difficulty of execution, (e) the operational facilities of such brokers and dealers, (f) the block-positioning capabilities of such brokers or dealers, and
(g) the overall quality of brokerage and research services provided by such brokers and dealers. In connection with the foregoing, Sub-Adviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to it a higher commission than that charged by other brokers and dealers if the Sub-Adviser determines in good faith that the amount of such commission is reasonable in relation to the value of such services in terms of either the particular transaction or in terms of Sub-Adviser's overall responsibilities with respect to the Portfolio and to any other client accounts or portfolios which Sub-Adviser advises. The execution of such transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

     In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Portfolio, when instructed to do so by either the Trust or the Adviser, Sub-Adviser agrees, consistent with its applicable policies and procedures, and is authorized to place orders with one or more brokers or dealers identified by the Trust or Adviser (including brokers or dealers who are affiliated persons of the Trust or Adviser). The execution of such


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transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

     Sub-Adviser also is authorized to aggregate purchase and sale orders for securities held (or to be held) in the Portfolio with similar orders being made on the same day for other client accounts or portfolios managed by Sub-Adviser. When an order is so aggregated Sub-Adviser will generally, consistent with its applicable policies and procedures: (a) seek to assure that each account participating in the aggregated transaction receives the average share price for the securities, and (b) all transaction costs incurred in effecting the aggregated transaction shall be shared on a pro-rata basis among the accounts or portfolios (including the Portfolio) participating in the transaction. The Adviser and the Trust recognize that in some cases aggregating transactions may adversely affect the size of the position obtainable for the Portfolio.

     When recommending or effecting a transaction in a particular security or investment for more than one client account or portfolio (including the Portfolio), Sub-Adviser may allocate such recommendations or transactions among any or all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that Sub-Adviser considers equitable.

6. Sub-Adviser's services under this Agreement are not exclusive. Sub-Adviser may provide the same or similar services to other clients. Adviser acknowledges that, except when transactions for multiple clients are aggregated, transactions in a specific security or other investment may not be recommended or executed at the same time or price for all client accounts or portfolios (including the Portfolio) for which that security or investment is recommended or executed. This Agreement does not require Sub-Adviser to give priority to the Portfolio over other client accounts or portfolios.

7. Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Trust or the Portfolio or otherwise be deemed agents of the Adviser, the Trust or the Portfolio.

8. An affiliated person of Sub-Adviser may act as broker for die Portfolio in connection with the purchase or sale of securities or other investments for the Portfolio, subject to: (a) the requirement that Sub-Adviser seek to obtain best execution within the policy guidelines determined by the Trust's board of trustees and set forth in the Trust's current registration statement and Sub-Adviser's applicable policies and procedures; (b) the provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"); (c) the provisions of the Securities Exchange Act of 1934, as amended; and (d) other applicable provisions of law. Such brokerage services are not within the scope of the duties of Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by Trust's board of trustees, Sub-Adviser's affiliated persons may receive brokerage commissions, fees or other remuneration from the Portfolio or the Trust for such services in addition to Sub-Adviser's fees for services under this Agreement.

9. The Adviser delegates the Adviser's discretionary authority to exercise proxy voting rights with respect to the securities and other investments in the Portfolio to the Sub-Adviser. The Sub-Adviser shall exercise these voting rights unless and until the Adviser revokes this delegation. The Adviser may revoke this delegation at any time without cause. The Sub- Adviser's Proxy Voting Policy and Procedures shall guide all proxy voting decisions by the


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Sub-Adviser. The Sub-Adviser shall maintain and preserve a record, in an easily-accessible place, of the Sub-Adviser's voting procedures, and of the Sub-Adviser's actual votes for such period as required under the Advisers Act, and shall supply or have its designee supply this record to the Adviser, or any authorized, representative of the Adviser, upon the written request of the Adviser or the Adviser's authorized representative, as appropriate. The Sub-Adviser shall have no responsibility to process or file any claim forms relating to any litigation by or on behalf of the Trust or the Portfolio.

10. Sub-Adviser will not take or receive physical possession of cash, securities or other investments of the Portfolio.

11. Sub-Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission under the Advisers Act. Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser.

12. Sub-Adviser: (a) is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the Investment Company Act of 1940, as amended, (the "1940 Act") or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self regulatory agency, necessary to be met in order to perform the services this Agreement, and (e) will promptly notify Adviser of the occurrence of any event that Sub-Adviser is aware of that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

13. Adviser: (a) is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services of this Agreement, and (e) will promptly notify Sub-Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act. Adviser represents that the Trust is (and during the term of this Agreement, will remain) registered as an open-end management investment company under the 1940 Act and that the shares of the Trust representing an interest in the Portfolio are (and during the term of this Agreement will remain) registered under the Securities Act of 1933 and under any applicable state securities laws.

14. Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Adviser and the Trust with a copy of that code, together with evidence of its adoption. Within 20 days of the end of each calendar quarter during which this Agreement remains in effect, the Sub-Adviser shall certify to Adviser or the Trust that Sub-Adviser


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has adopted procedures reasonably necessary to prevent Access persons from violating its Code of Ethics, and will report any material changes in or material violations of its Code of Ethics.

15. For the services rendered, the facilities furnished and the expenses assumed by Sub-Adviser, Adviser shall pay Sub-Adviser at the end of each month a fee based on the average daily net assets of the Portfolio at an annual rate of 0.40%.

     Sub-Adviser's fee shall be accrued daily at l/365th of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of the Portfolio shall be determined in the manner and on the dates set forth in the current prospectus of the Trust, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within thirty business days of the date of termination.

     During any period when the determination of net asset value is suspended, the net asset value of the Portfolio as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

16. Sub-Adviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Portfolio's investments that are required to be maintained by the Trust pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(10) and
(f) of Rule 31a-1 under the 1940 Act.

     Sub-Adviser agrees that all books and records which it maintains for the Portfolio or the Trust are the property of the Trust and further agrees to surrender promptly to the Adviser or the Trust any such books, records or information upon the Adviser's or the Trust's request (provided, however, that Sub-Adviser may retain copies of such records). All such books and records shall be made available, within five business days of a written request, to the Trust's accountants or auditors during regular business hours at Sub-Adviser's offices. Adviser and the Trust or either of their authorized representatives shall have the right to copy any records in the possession of Sub-Adviser which pertain to the Portfolio or the Trust. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Trust. The Sub-Adviser agrees that any policies and procedures established by the Sub-Adviser for managing client assets, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the sub-adviser/client relationship and management of the investment and reinvestment of client assets, shall be made available for inspection by the Adviser and the Trust or either of their authorized representatives not less frequently than annually.

17. Sub-Adviser agrees that it will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or specifically by Adviser or the Trust, or if such disclosure is required by federal or state regulatory authorities; provided, however, that the Sub-Adviser may disclose information about the Portfolio to other persons for operational, compliance, or risk management purposes as necessary for Sub-Adviser to perform its duties under this Agreement.


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     Sub-Adviser may disclose the investment performance of the Portfolio, provided that such disclosure does not reveal the identity of the Adviser, the Portfolio or the Trust. Sub-Adviser may, however, disclose that Adviser, the Trust and the Portfolio are its clients, provided that such disclosure does not reveal the investment performance or the composition of the Portfolio's assets managed by the Sub-Adviser.

18. In the absence of willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser or its officers, trustees or employees, or reckless disregard by Sub-Adviser of its duties under this Agreement (together, "disabling conduct"), Sub-Adviser shall not be liable to Adviser, the Portfolio, the Trust or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

19. Sub-Adviser agrees to indemnify and defend Adviser, its officers, trustees, partners, employees and any person who controls Adviser for any loss or expense (including reasonable attorneys' fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual or alleged material misstatement or omission in the Trust's registration statement, any proxy statement, or communication to current or prospective investors in the Portfolio arising directly out of disclosure about Sub-Adviser provided to Adviser by Sub-Adviser.

     Sub-Adviser agrees to indemnify and defend Adviser, its officers, trustees, partners, employees and any person who controls Adviser for any loss or expense (including reasonable attorneys' fees) arising out of any claim, demand, action, suit or proceeding arising out of the Sub-Adviser's failure to ensure that the
Portfolio: (a) complies with the diversification requirements of Section 817(h) of the Code and regulations issued thereunder as these apply to separate accounts through which variable life insurance contracts and variable annuity contracts are issued, and (b) continuously qualifies as a regulated investment company under Sub-Chapter M of the Code.

20. Adviser agrees to indemnify and defend Sub-Adviser, its officers, trustees, partners, employees and any person who controls Sub-Adviser for any loss or expense (including reasonable attorneys' fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual or alleged material misstatement or omission in the Trust's registration statement, any proxy statement, or other communication to current or prospective investors in the Portfolio (other than a misstatement or omission arising directly out of disclosure about Sub-Adviser approved by the Sub-Adviser or provided to Adviser or the Trust by Sub-Adviser).

21. The Sub-Adviser agrees to permit the Adviser and the Trust to use its name, along side the Adviser's name, in the Portfolio's name and in descriptions of the Portfolio, as these appear in the Trust's prospectus(es) and/or sales literature related to the Portfolio, provided, however, that the Adviser and the Trust shall cease such use of the Sub-Adviser's name in the event that this Agreement is terminated.

22. This Agreement shall not become effective unless and until it is approved by the board of trustees of the Trust, including a majority of trustees who are not parties to this Agreement or interested persons of any such party to this Agreement, and, to the extent required by law, a majority of the outstanding shares of the class of the Trust's stock representing an interest in the Portfolio. This Agreement shall come into full force and effect on the date which it is so approved. This Agreement shall continue in effect for two years and shall thereafter continue in effect from year to


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year so long as such continuance is specifically approved at least annually by
(a) the board of trustees of the Trust, or by the vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio, and (b) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

23. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time without the payment of any penalty, by the Trust's board of trustees, or by vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio on sixty days written notice to the Adviser and Sub-Adviser, or by the Adviser, or by the Sub-Adviser, on sixty days written notice to the other. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the investment advisory agreement between the Adviser and the Trust regarding the Adviser's management of the Portfolio.

24. This Agreement may be materially amended by the parties only if such amendment is specifically approved by (a) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and, if required by applicable law, (b) a majority of votes attributable to the outstanding Trust shares of the class representing an interest in the Portfolio.

25. The terms "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding shares of the class" means the lesser of (a) 67% or more of the votes attributable to shares of such class present at a meeting if more than 50% of the votes attributable to such shares are present or represented by proxy or (b) more than 50% of the votes attributable to shares of such class.

26. This Agreement shall be construed in accordance with laws of the State of Delaware, and applicable provisions of the Advisers Act and 1940 Act.


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27. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        Roszel Advisors, LLC


                                        By /s/ John Manetta
                                           -------------------------------------
                                        Name: John Manetta
                                        Title: President


ATTEST:


/s/ Illegible
-------------------------------------


                                        Marsico Capital Management, LLC


                                        By: /s/ Christopher J. Marsico
                                            ------------------------------------
                                        Name: Christopher J. Marsico
                                        Title: President


ATTEST:


/s/ Illegible
-------------------------------------


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